UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 25, 2021 (June 24, 2021)

SEQUENTIAL BRANDS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37656	47-4452789
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1407 Broadway, 38th Floor, New York, NY 10018

(Address of Principal Executive Offices/Zip Code)

(646) 564-2577

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	SQBG	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed in the Form 8-K filed on June 21, 2021, Sequential Brands Group, Inc. (“Sequential” or the “Company”) had obtained a waiver (the “Waiver”) of defaults under its Third Amended and Restated First Lien Credit Agreement, dated as of July 1, 2016 (as amended, restated or otherwise modified from time to time, the “Amended BOA Credit Agreement”), with Bank of America, N.A. (“BoA”), as administrative agent and collateral agent, and the lenders party thereto.  The Waiver expired on June 24, 2021, and the Company is currently negotiating with the lenders to obtain an additional waiver under the Amended BOA Credit Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sequential Brands Group, Inc.

Date: June 25, 2021	By:	/s/ Lorraine DiSanto
	Name:	Lorraine DiSanto
	Title:	Chief Financial Officer